                                                               EXHIBIT 3.2



                                       BY-LAWS

                                         OF

                              GENETICS INSTITUTE, INC.
                              ------------------------

                                     ARTICLE I.
                                     ----------

                            Certificate of Incorporation
                            ----------------------------


              These By-Laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto as are set forth in the Certificate of Incorporation filed pursuant to the General Corporation Law of Delaware which is hereby made a part of these By-Laws.

              The term "Certificate of Incorporation" in these By-Laws, unless the context requires otherwise, includes not only the original Certificate of Incorporation filed to create the Corporation, but also other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, filed pursuant to the General Corporation Law of Delaware which have the effect of amending or supplementing in some respect the Corporation's original Certificate of Incorporation.

                                     ARTICLE II.
                                     -----------

                                   Annual Meeting
                                   --------------

              An annual meeting of stockholders shall be held for the election of directors and for the transaction of any other business for the transaction of which the meeting shall have been properly convened on the third Thursday in April in each year, or on such other date as shall be determined by the Board of Directors, at such place, within or without the State of Delaware, and at such time as shall be fixed by the Board of Directors and specified in the notice of the meeting, if such date is not a legal holiday and if a legal holiday, then at the same hour on the next succeeding day not a legal holiday. Any other proper business may be transacted at the annual meeting. If the annual meeting for election of directors shall not be held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

                                    ARTICLE III.
                                    ------------

                          Special Meetings of Stockholders
                          --------------------------------

              Special meetings of the stockholders may be held either within or without the State of Delaware, at such time and place and for such purposes as shall be specified in a call for such meeting made by a writing filed with the Secretary signed by a majority of the entire Board of Directors or the President.


                                     ARTICLE IV.
                                     -----------

                          Notice of Stockholders' Meetings
                          --------------------------------

              Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, which notice shall be given not less than ten nor more than fifty days before the date of the meeting, except where longer notice is required by law, to each stockholder entitled to vote at such meeting, by leaving such notice with him or by mailing it, postage prepaid, directed to him at his address as it appears upon the records of the Corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. When a meeting is adjourned to another time or place, notice need not be given at the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

              An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence the facts stated therein.

                                     ARTICLE V.
                                     ----------

                      Quorum of Stockholders; Stockholder List
                      ----------------------------------------

              At any meeting of the stockholders, a majority of all such issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the



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         consideration of such question when represented at such meeting by the holders thereof in person or by proxy, but a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the stock so represented thereat and entitled to vote shall, except where a larger vote is required by law, the Certificate of Incorporation or these By-Laws, decide any question brought before such meeting.

              The Secretary or other officer having charge of the stock ledger shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall have been specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Said list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Article or the books of the Corporation, or the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

              Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have been either (A) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (B) brought before the meeting at the direction of the Board of Directors or the chairman of the meeting or
         (C) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (C) hereof must be delivered personally to or mailed to and received at the principal executive office of the Corporation, addressed to the attention of the Secretary, not more than ten (10) days after the date of the initial notice referred to in clause (A) hereof, in the case of business to be brought before a special meeting of stockholders, and not less than thirty
         (30) days prior to the first anniversary date of the initial notice referred to in clause (A) hereof to the previous year's



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

         annual meeting, in the case of business to be brought before an annual meeting of stockholders, provided, however, that such notice shall not be required to be given more than fifty (50) days prior to an annual meeting of stockholders. Such notice referred to in clause (C) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto. No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this paragraph of this Article V.

              Notwithstanding the foregoing provisions, the Board of Directors shall not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to stockholders.

              The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

              In advance of any meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may and, on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three as shall be determined by the Board of Directors, except that, if appointed at the meeting on the request of one or more stockholders or proxies, the holders of a majority of the shares of the Corporation present and entitled to


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

         vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.

              In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the officer or person acting as chairman of the meeting.

              The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

              On request of the chairman of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                     ARTICLE VI.
                                     -----------

                                 Proxies and Voting
                                 ------------------

              Except as otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy but (except as otherwise expressly permitted by law) no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period so long as it is coupled with an interest sufficient in law to support an irrevocable power.

              Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be



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         specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this paragraph of this Article VI.

                                    ARTICLE VII.
                                    ------------

                              Stockholders' Record Date
                              -------------------------

              In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date not less than ten days before the date of such meeting nor more than sixty days prior to any other action.

              If no record date is fixed:

                   (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                   (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day which the Board of Directors adopts the resolution relating thereto.

              A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                    ARTICLE VIII.
                                    -------------

                                 Board of Directors
                                 ------------------

              This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

                   SECTION 1. NUMBER OF DIRECTORS. Subject to the rights of the holders of Series Preferred Stock of the Corporation then outstanding to elect additional directors under specified



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         circumstances, the number of directors of the Corporation shall not be less than three nor more than 13. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors.

                   SECTION 2. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III and, if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

                   SECTION 3. ELECTION OF DIRECTORS. Elections of directors need not be by written ballot except as and to the extent otherwise provided in these By-Laws.

                   SECTION 4. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year 1987; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year 1988; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year 1989.

                   SECTION 5. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire


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         at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

                   SECTION 6. QUORUM; ACTION OF MEETING. A majority of the directors at any time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law, the Certificate of Incorporation or these By-Laws.

                   SECTION 7. REMOVAL. Subject to the rights of the holders of any Series Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.

                   SECTION 8. TENURE. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.

                   SECTION 9. VACANCIES. Subject to the rights of the holders of any Series Preferred Stock then outstanding, any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by the affirmative vote of at least a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

                   SECTION 10. STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of Stockholders shall be given in the manner provided in these By-Laws and the appointment of judges or election shall be made in the manner provided in these By-Laws.

                   SECTION 11. AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at


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         least eighty percent (80%) of the votes which all the Stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.


                                     ARTICLE IX.
                                     -----------

                                     Committees
                                     ----------

              The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee and may define the number and qualifications which shall constitute a quorum of such committee. Except as otherwise limited by law, any such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


                                     ARTICLE X.
                                     ----------

                Meetings of the Board of Directors and of Committees
                ----------------------------------------------------

              Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine.

              Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the President, Treasurer, Secretary or two or more directors, reasonable notice of the time and place thereof being given to each director. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, or to deliver personally or to send notice by telegram at least twenty-four hours, before the meeting, addressed to him at his usual place or last known business or residence address.

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

              Unless otherwise restricted by the Certificate of Incorporation or by other provisions of these By-Laws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or committee, and (b) members of the Board of Directors or of any committee designated by the Board may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.


                                     ARTICLE XI.
                                     -----------

                          Quorum of the Board of Directors
                          --------------------------------

              Except as otherwise expressly provided in the Certificate of Incorporation or in these By-Laws, a majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time. Except as otherwise so expressly provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, provided, that the affirmative vote in good faith of a majority of the disinterested directors, even though the disinterested directors shall be fewer than a quorum, shall be sufficient to authorize a contract or transaction in which one or more directors have an interest if the material facts as to such interest and the relation of the interested directors to the contract or transaction have been disclosed or are known to the directors.


                                    ARTICLE XII.
                                    ------------

                            Waiver of Notice of Meetings
                            ----------------------------

              Whenever notice is required to be given under any provision of law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular

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

         or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.


                                    ARTICLE XIII.
                                    -------------

                                 Officers and Agents
                                 -------------------

              The Corporation shall have a President, Secretary and Treasurer, each of whom shall be chosen by the Board of Directors and shall hold his office until his successor has been chosen and qualified or until his earlier resignation or removal. The Corporation may have such other officers and agents as are desired, each of whom shall be chosen by the Board of Directors and shall hold his office for such term and have such authority and duties as shall be determined by the Board of Directors. The Board of Directors may secure the fidelity of any or all of the Corporation's officers or agents by bond or otherwise. Any number of offices may be held by the same person. Each officer shall, subject to these By-Laws, have in addition to the duties and powers herein set forth, such duties and powers as the Board of Directors shall from time to time designate. In all cases where the duties of any officer, agent or employee are not specifically prescribed by these By-Laws, or by the Board of Directors, such officer, agent or employee shall obey the orders and instructions of the President. Any officer may resign at any time upon written notice to the Corporation


                                    ARTICLE XIV.
                                    ------------

                                      President
                                      ---------

              The President shall, subject to the direction and under the supervision of the Board of Directors, be the Chief Executive Officer of the Corporation and shall have general supervision over its officers, agents and employees. Except as otherwise voted by the Board he shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President shall have custody of the Treasurer's bond, if any.


                                     ARTICLE XV.
                                     -----------

                                      Secretary
                                      ---------

              The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book, which shall be the property of the Corporation, to be kept for that purpose,



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

         and perform such other duties as shall be assigned to him by the Board of Directors. In the absence of the Secretary from any such meeting a temporary Secretary shall be chosen, who shall record the proceedings of such meeting in the aforesaid book.


                                    ARTICLE XVI.
                                    ------------

                                      Treasurer
                                      ---------

              The Treasurer shall, subject to the direction and under the supervision of the Board of Directors, have the care and custody of the funds, securities and similar valuable effects of the Corporation, except his own bond, and he shall, except as the Board of Directors shall generally or in particular cases authorize the endorsement thereof in some other manner, have power to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money to the Corporation or its order. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation


                                    ARTICLE XVII.
                                    -------------

                                      Removals
                                      --------

              The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number remove from office any officer of the Corporation or any member of any committee appointed by the Board of Directors or by any committee appointed by the Board of Directors or by any officer or agent of the Corporation.


                                   ARTICLE XVIII.
                                   --------------

                                Certificates of Stock
                                ---------------------

              Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, stating the number of shares owned by him in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.



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

              If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
         Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.


                                    ARTICLE XIX.
                                    ------------

                                 Loss of Certificate
                                 -------------------

              The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in its place and upon such other terms or without any such bond which the board of directors shall prescribe.


                                     ARTICLE XX.
                                     -----------

                                        Seal
                                        ----

              The corporate seal shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Delaware" together with the name of the Corporation and the year of its organization cut or engraved thereon. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                     ARTICLE XXI.
                                     ------------

                                 Execution of Papers
                                 -------------------

              Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation, shall be signed by the President or by the Treasurer.


                                    ARTICLE XXII.
                                    -------------

              SECTION 1. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director, officer or employee of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article XXII, except as set forth in Section 5 of this Article XXII, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

         SECTION 2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer or employee of the Corporation or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by in or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

              SECTION 3. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this
         Article XXII, to the extent that an Indemnitee has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article XXII, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

              SECTION 4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must give to the Corporation notice in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to an action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this

         Section. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article XXII. The Corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

              SECTION 5. ADVANCES OF COSTS, CHARGES AND EXPENSES. In the event that the Corporation does not assume the defense pursuant to
         Section 4 of this Article XXII of any action, suit, proceeding or investigation about which the Corporation receives notice under this Article XXII, any costs, charges and expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such costs, charges and expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article XXII.

              SECTION 6. PROCEDURE FOR INDEMNIFICATION. Any indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article XXII shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1 or 2 of this Article XXII, a determination is made within such 60-day period by the Board of Directors of the Corporation by a majority vote of a quorum of disinterested directors that such Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or Section 2 of this
         Article XXII, as the case may be. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall determine, based on facts known to such counsel at such time, whether such Indemnitee met the applicable standard of conduct set forth in such Sections; and, in such event, indemnification shall be made to the Indemnitee unless within 60 days after receipt by the Corporation of the request by such Indemnitee for indemnification, such independent legal counsel in a written opinion determines that the Indemnitee has not met the applicable standard of conduct. The right to indemnification or advances as granted by this Article XXII shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above. Such Indemnitee's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

              SECTION 7. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article XXII or of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of, or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

              SECTION 8. OTHER RIGHTS. The indemnification provided by this Article XXII shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for or employed by the Corporation, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article XXII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers, directors and employees providing indemnification rights and procedures different from those set forth herein.

              SECTION 9. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article XXII to indemnification by the Corporation for some or a portion of the costs, charges, expenses, judgments or fines actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such costs, charges, expenses, judgments or fines to which such Indemnitee is entitled.

                SECTION 10. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

              SECTION 11. MERGER, CONSOLIDATION, ETC. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, or if substantially all of the assets or stock of the Corporation is acquired by any other corporation, or in the event of any other similar reorganization involving the Corporation, the Board of Directors of the Corporation or the board of directors of any corporation assuming the obligations of the Corporation shall assume the obligations of the Corporation under this Article XXII, with respect to any action, suit proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger, consolidation, acquisition or reorganization.

              SECTION 12.  SAVINGS CLAUSE.   If this Article XXII or any
         portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XXII that shall not have been invalidated and to the full extent permitted by applicable law.

              SECTION 13.  DEFINITIONS.  Terms used herein and defined in
         Section 145 (h) and Section 145 (i) of the Delaware General Corporation Law shall have the respective meanings assigned to such terms in such Section 145 (h) and Section 145 (i).

              SECTION 14. SUBSEQUENT LEGISLATION. If the Delaware General Corporation Law is amended after adoption of this Article XXII to further expand the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                    ARTICLE XXIII.
                                    --------------

                                     Fiscal Year
                                     -----------

              Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.


                                    ARTICLE XXIV.
                                    -------------

                                     Amendments
                                     ----------

              Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, these By-Laws as from time to time altered or amended, may be made, altered or amended at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration or amendment or new By-Law or the Article or Articles of these By-Laws to be affected thereby. If the Certificate of Incorporation so provides, these By-Laws may also be made, altered or amended by a majority of the whole number of directors, of which notice shall specify the subject matter of the proposed alteration or amendment or new By-Laws or the Article or Articles of these By-Laws to be affected thereby.